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Exhibit 10.33

MASTER PURCHASE, SALE AND SERVICES AGREEMENT

        This MASTER PURCHASE, SALE AND SERVICES AGREEMENT (together with the Schedules attached hereto from time to time, the "Agreement") is entered into as of this 31st day of October, 2002 between EME HOMER CITY GENERATION L.P. ("Homer City"), a Pennsylvania limited partnership, and EDISON MISSION MARKETING & TRADING, INC. ("EMMT"), a California corporation. Each of Homer City and EMMT may be referred to herein as a "Party" and together shall be referred to as the "Parties".

        WHEREAS, Homer City is engaged in the business of owning or leasing and operating an 1,884 MW coal- fired electric generating facility commonly known as the Homer City Electric Generating Station located in Indiana County, Pennsylvania approximately 45 miles northeast of Pittsburgh, Pennsylvania (the "Facility").

        WHEREAS, EMMT is engaged, among other things, in the business of marketing, trading, buying and selling Energy (as defined below), fossil fuels, emissions allowances and other energy-related physical and financial commodities and products, and derivatives thereof.

        WHEREAS, the Parties may enter into physical or financial transactions related to the purchase and sale of Energy, fossil fuels, emissions allowances and other energy-related physical and financial products, and physical and financial derivatives thereof related to the Facility (the "Products"), and Homer City desires, under certain circumstances, to use EMMT's services to facilitate transactions with third parties related to the purchase and sale of such Products (all transactions described in this paragraph are, collectively, the "Transactions").

        WHEREAS, the Parties intend that all Transactions shall be based on Back-to-Back Transactions (as defined below) between EMMT and unrelated third parties (except for Transactions in which EMMT acts as Homer City disclosed agent with third parties ("Disclosed Agent Transactions")), and that no Transactions hereunder shall result from or relate to EMMT's proprietary trading portfolio.

        WHEREAS, the Parties entered into an Energy Sales Agreement dated as of March 18, 1999, and a NOx Allowance Sales Agreement dated as of March 18, 1999, each of which shall be superseded in its entirety by this Agreement as of the date hereof; provided that, such contracts shall survive in respect of transactions between the Parties that were effected prior to the execution and delivery of this Agreement.

        WHEREAS, the Parties have entered into or expect to enter into a Power Purchase and Sale Agreement (the "PPSA") and an Emissions Trading Agreement (the "ETA") on or about the date hereof. Transactions under those agreements shall be identified as being under such agreements, and not under this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE I
SCOPE OF AGREEMENT

        1.1.    Scope of Agreement.    Each Transaction shall be effectuated and evidenced in accordance with this Agreement and the Schedules hereto, which Schedules shall constitute a part of this Agreement. The Parties are relying upon the fact that all Transactions, together with this Agreement and the Schedules hereto, shall constitute a single integrated agreement. This Agreement, including the Schedules hereto, shall govern all Transactions between the Parties for the term of this Agreement unless, in the case of any Transaction, the Parties shall expressly state otherwise. The Parties' rights and obligations with respect to any Product will be further described in the Schedule for such Product, as such Schedules may be entered into between the Parties from time to time. Schedules may be added, deleted or amended from time to time as agreed by the Parties in writing. In case of any conflict between this Agreement and any Schedule, the Schedule shall govern; provided, that the Schedules shall be subject to Section 2.3 of this Agreement.

        1.2.    Transaction Procedures.

        (a)  The transaction price ("Transaction Price"), quantity ("Transaction Quantity") and delivery point ("Delivery Point") of each Product purchased or sold by EMMT and Homer City under this Agreement shall be the price established in a Back-to-Back Transaction between EMMT and an unrelated third party (unless such purchase or sale is a Disclosed Agent Transaction).

        (b)  Each Transaction hereunder shall be designated by EMMT as a "hedge transaction" in EMMT's Energy Trading System or other applicable software at or before the execution of its corresponding Back-to-Back Transaction (except for Disclosed Agent Transactions, which shall be designated at the time of such Transaction), and shall be subsequently evidenced by a written notice (a "Transaction Notice") from EMMT that includes reasonable detail of such Transaction, including the Transaction Price, Transaction Quantity, and Delivery Point. Such notice may be provided (i) in a monthly accounting journal entry; or (ii) in such other form as agreed by the Parties in writing. Any additional information to be provided for Transactions for each Product shall be specified in the Schedule that applies to such Product.

        (c)  The Transactions will be entered into by EMMT and Homer City according to the guidelines established and amended from time to time (the "Risk Management Guidelines") by the Americas Operating, Commercial, Risk Management Committee, which includes senior officers and representatives of both EMMT and Homer City. EMMT shall be required to use commercially reasonable care in developing and executing Transactions so as to comply with the Risk Management Guidelines. EMMT shall advise Homer City on marketing, fuel procurement and other business strategies from time to time.

        1.3.    Term.

        (a)  This Agreement shall commence on the date hereof (the "Effective Date") and shall remain in effect until terminated by either Party upon thirty (30) days prior written notice, or as the Parties mutually agree in writing; provided, however, that this Agreement shall remain in effect with respect to any Transaction(s) entered into prior to the effective date of the termination until both Parties have fulfilled their obligations with respect to such Transaction(s).

        (b)  In the event either Party shall (i) make an assignment or any general arrangement for the benefit of creditors, (ii) default in the payment of any obligation to the other Party, (iii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it, (iv) otherwise become bankrupt or insolvent (however evidenced), or (v) be unable to pay its debts as they fall due (collectively, "Bankruptcy Proceedings"), then the other Party shall have the right to either withhold and/or suspend deliveries or payment, or terminate this Agreement without prior notice, in addition to any and all other remedies available hereunder. Either Party may immediately suspend deliveries to the other Party in the event such other Party has not paid any amount due to the suspending Party hereunder on or before the fifth Business Day following the date such payment is due.

        (c)  This Agreement shall terminate without penalty to either Party at such time as EMMT ceases to be an Affiliate of Homer City or upon the exercise of remedies following the occurrence of a Lease Event of Default; provided, that no Transaction under this Agreement shall be terminated upon the exercise of remedies to the extent (but only to the extent) that EMMT has, in reliance on this Agreement and prior to the Owner Participant giving notice to Homer City of the occurrence of a Lease Event of Default (which notice shall not be given prior to the occurrence of a Lease Event of Default or continue to be effective following the cure by Homer City of such Lease Event of Default), entered into a Transaction with an unrelated third party pursuant to which EMMT has agreed to sell to, or acquire from, such third party the Product which EMMT had contracted to acquire from, or sell to, Homer City pursuant to this Agreement (or which EMMT, promptly after entering into such Transaction with such unrelated third party, contracts to acquire from, or sell to, Homer City pursuant to this Agreement).

ARTICLE II
OBLIGATIONS OF THE PARTIES; TITLE

        2.1.    Title: Risk of Loss.    As between the Parties, the seller of such Product ("Seller") shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of any Product prior to the Delivery Point of the Product and the purchaser of such Product ("Buyer") shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Product at and from the Delivery Point of the Product, except for Disclosed Agent Transactions (in which case Homer City shall have such control and responsibility with respect to such Product as the contract entered into by Homer City or EMMT on Homer City's behalf may specify). Each Party warrants that it will deliver Products sold by it hereunder to the other Party, free and clear of all liens, claims, and encumbrances arising prior to delivery to the Delivery Point. Title to and risk of loss related to the Product shall transfer from the Seller to the Buyer at the Delivery Point.

        2.2.    Indemnity.    Homer City and EMMT shall indemnify, defend and hold each other harmless from any Claims (as defined herein) arising from any act or incident occurring when title to the Product is vested in the indemnifying Party; provided that, Homer City shall not be obligated to indemnify, defend and hold EMMT harmless from any claims arising from any negligent act or omission of EMMT that takes place when title to a Product is vested in Homer City but such Product is under the control of EMMT pursuant to a Disclosed Agent Transactions.

        2.3.    Rights of EMMT Subject to Certain Other Agreements.

        (a)  Any provision in this Agreement which, on its face, would create a default for Homer City under the Homer City Financing Documents, shall be void ab initio, provided that the remaining terms and conditions of this Agreement shall remain in full force and effect. No Transaction shall be consummated hereunder unless such Transaction would be permitted pursuant to the Homer City Financing Documents.

        (b)  Prior to the date which is six (6) years and one (1) day after the later of (i) the termination of the last of the Facility Leases in accordance with its terms and (ii) the payment in full of all outstanding Rent (including without limitation, Basic Lease Rent, Renewal Rent, Supplemental Rent and Termination Value), EMMT will not (and will not permit any of its Subsidiaries to) voluntarily (x) commence against, or join with any other Person in commencing against, Homer City or any of its limited partners or general partners any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States, any state of the United States or the District of Columbia (collectively, "Insolvency Proceedings"), (y) cause Homer City or any of its limited partners or general partners to commence any Insolvency Proceedings with respect to Homer City or any of its limited partners or general partners nor (z) consent to, or facilitate, assist, encourage, support or take any other action in furtherance of or for the purpose of effecting, any of the foregoing;

        (c)  EMMT shall not enter into Transactions with Homer City on a forward (i.e., more than day-ahead) basis obligating Homer City to pay liquidated damages in respect of a failure by any of the three Homer City generating units to deliver Energy during the period for which such units are committed unless the liquidated damages payable by Homer City, in combination with any damages payable under the Power Purchase and Sale Agreement, total in the aggregate less than $200 million; and

        (d)  In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of Homer City or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Homer City or otherwise, the Owner Lessors and each other Lease Financing Party shall be entitled to receive indefeasible payment in full of the Rent (including without limitation, Basic Rent, Termination Value and Supplemental Rent) and all other amounts under any of the Operative Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including without limitation all fees, expenses, indemnities, expense reimbursement obligations and all other obligations and liabilities of Homer City under the Operative Documents (such obligations being, collectively, the "Senior Debt") before EMMT is entitled to receive (by way of payment, offset or otherwise) all or any portion of any indebtedness and other liabilities (including without limitation any claims for liquidated damages or breach of contract) of Homer City now or hereafter owing to EMMT (collectively, the "Subordinated Debt") and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to such Subordinated Debt in any such case, proceeding, assignment, marshaling or otherwise (including any payment that may be payable by reason of any other indebtedness of Homer City being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Collateral Agent (for deposit into the Revenue Accounts under each Participation Agreement (in each case, in an amount equal to such Owner Lessor's Percentage thereof)) for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the applicable Senior Debt until such Senior Debt shall have been indefeasibly paid in full in cash.

ARTICLE III
PRICING AND PAYMENT

        3.1.    Billing and Payment.

        (a)  For each calendar month during the term of this Agreement, EMMT shall render to Homer City (by regular mail, facsimile, e-mail or other acceptable means pursuant to Article 14.3), on or before the fifth (5th) day of the following calendar month, a statement setting forth (i) the purchases and sales of each Product during the preceding month, and (ii) the amounts owed, if any, by each Party to the other, including the net amount due by either Party. On or before thirty (30) days after EMMT has sent such statement to Homer City, or if such day is not a Business Day, the immediately following Business Day, the Party owing a net payment shall render, by wire transfer or other method as agreed upon by the Parties, the total amount to be paid by such Party to the other Party. Each Party shall use its best efforts to coordinate payments with the other Party as needed to meet the other Party's payment obligations to third parties.

        (b)  Notwithstanding any provision in Section 3.1(a), in no event shall EMMT owe a payment to Homer City with respect to a Transaction which EMMT uses as the basis for a Back-to-Back Transaction until payment has been received from the third party associated with such Back-to-Back Transaction, provided that EMMT has used commercially reasonable efforts to obtain payment from such third party, and further provided that such third party had, at the time of the Back-to-Back Transaction, an investment grade credit rating and otherwise the Back-to-Back Transaction with the third party was pursuant to Risk Management Guidelines.

        3.2.    Off Set.    All outstanding Transactions under this Agreement and the obligations to make payment in connection therewith or under any other agreement between the Parties may be offset against each other, netted, set-off or recouped therefrom.

        3.3    Audit.    Each Party (and its representative(s)) has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the quantities of Products delivered hereunder. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be promptly made and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of one (1) year from the rendition thereof; and provided further that this Section 3.3 will survive any termination of the Agreement for a period of one (1) year from the date of such termination for the purpose of such statement and payment objections.

ARTICLE IV
EVENTS OF DEFAULT

        4.1.    Events of Default.    If either Party shall fail to observe or perform any material term, covenant or condition of this Agreement (except for Bankruptcy Proceedings which are governed by Section 1.3(b) hereof) and such failure shall remain uncured for a period of ten (10) days after receipt of written notice thereof by the other Party (each such failure shall constitute an "Event of Default"), then, upon the occurrence of any such Event of Default, the non-defaulting Party may, in addition to the other rights and remedies provided for in this Agreement, immediately terminate this Agreement by giving the defaulting Party written notice of such termination, and upon the giving of such notice, all rights of the defaulting Party and all obligations of the non-defaulting Party under this Agreement shall cease, except to the extent otherwise provided in Section 4.2 or Section 5.1. The defaulting Party shall pay upon demand all costs, expenses, losses, expenditures and damages (including, without limitation, reasonable attorneys' fees) incurred by or on behalf of the non-defaulting Party in connection with any Event of Default, together with interest thereon at the Interest Rate from the date of the Event of Default.

        4.2.    Survival.    The termination of this Agreement pursuant to Section 4.1 shall in no event relieve either Party of its liability and obligations hereunder that accrued prior to such termination, all of which shall survive any such termination.

        4.3.    Remedies Cumulative Waivers.

        (a)  If an Event of Default shall have occurred and be continuing, the non-defaulting Party shall have, in addition to the rights and remedies provided for in Section 4, all rights and remedies available at law, in equity or otherwise.

        (b)  No failure to exercise and no delay in exercising, on the part of the non- defaulting Party, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement, including with particularity Section 4.1, are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

        4.4.    Right to Cure.    The non-defaulting Party, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the defaulting Party. All reasonable out-of-pocket costs and expenses so incurred (including, without limitation, reasonable attorneys' fees), together with interest thereon at the Interest Rate from the date on which such sums or expenses are paid by the non-defaulting Party, shall be paid by the defaulting Party to the non-defaulting Party on demand.

ARTICLE V
INDEMNITY

        5 ..1.    Indemnification.    Each Party shall indemnify, hold harmless and defend the other Party, its officers, directors, employees, assignees, affiliates (other than the indemnifying Party), successors and assigns (each an "Indemnified Person") from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses, damages, demands, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses) (collectively, "Claims"), arising in whole or in part, out of default in the performance of, or the negligent performance of, any obligations of such Party under this Agreement; provided, however, such Party shall not be required to indemnify any Indemnified Person under this Section 5.1 for any Claim to the extent resulting from the misconduct or gross negligence of such Indemnified Person. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Agreement.

        5.2.    Duty to Mitigate.    Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance of non-performance of this Agreement.

ARTICLE VI
DEFINITIONS

        "AAA" shall have the meaning set forth in Section 7.3.

        "Affiliate" shall have the meaning set forth in the Participation Agreements.

        "Ancillary Services" means regulation, spinning reserve, voltage support and black start services supporting transmission of Energy from generation resources to loads while maintaining reliable operation of the transmission grid.

        "Authorized Representative" shall mean a person designated by a Party with the authority to agree to Transactions on behalf of such Party. The following persons are designated as the initial Authorized Representatives: (1) for EMMT, Paul Jacob, Robert McGaughey, and Paul Weiss; and (2) for Homer City, Georgia Nelson, Fred McCluskey, Guy Gorney, Mark Mikulka, Doug McFarlane, Paul Gracey, John Finneran, and Maria Rigatti. Each Party may change its Authorized Representatives pursuant to the notice provisions hereof.

        "Back-to-Back Transactions" shall mean transactions with unrelated third parties that are not Disclosed Agent Transactions pursuant to which a Product is either (a) purchased by EMMT (for resale to Homer City), or (b) sold by EMMT (with the intent to acquire the Product sold from Homer City), and any other transactions with unrelated third parties which are designated pursuant to Section 1.2 as "hedge transactions".

        "Bankruptcy Proceedings" shall have the meaning set forth in Section 1.3.

        "Basic Lease Rent" shall have the meaning set forth in the Participation Agreements.

        "Business Day" shall be any day on which Federal Reserve banks are open for regular commercial business in New York, New York.

        "Buyer" shall have the meaning set forth in Section 2.1.

        "Capacity" means the right, but not the obligation, to schedule and take Merchantable Energy.

        "Claims" shall have the meaning set forth in Section 5.1.

        "Collateral Agent" shall have the meaning set forth in the Participation Agreements.

        "Delivery Point" shall have the meaning set forth in Section 1.2(a).

        "Disclosed Agent Transaction" shall have the meaning set forth in the fourth recital of this Agreement.

        "Dispute" shall have the meaning set forth in Section 7.3.

        "Effective Date" shall have the meaning set forth in Section 1.3(a).

        "Energy" means Merchantable Energy, Capacity, and/or Ancillary Services.

        "Event of Default" shall have the meaning set forth in Section 4.1.

        "Facility" shall have the meaning set forth in the preamble to this Agreement.

        "Facility Leases" shall have the meaning set forth in the Participation Agreements.

        "Force Majeure" means an event or circumstance which prevents one Party from performing its obligations under one or more Transactions, which event or circumstance was not anticipated as of the date the Transaction was agreed to, which is not within the reasonable control of, or the result of the negligence of, the Party claiming the Force Majeure, and which, by the exercise of due diligence, the Party claiming the Force Majeure is unable to overcome or avoid or cause to be avoided. Force Majeure shall not be based on (i) the loss of Buyer's markets; (ii) Buyer's inability economically to use or resell the Product purchased hereunder; (iii) the loss or failure of Seller's supply; or (iv) Seller's ability to sell the Product at a price greater than the Transaction Price. Neither Party may raise a claim of Force Majeure based in whole or in part on curtailment by a transmission provider unless (i) such Party has contracted for firm transmission with a transmission provider for the Product to be delivered to or received at the Delivery Point and (ii) such curtailment is due to "force majeure" or "uncontrollable force" or a similar term as defined under the transmission provider's tariff; provided, however, that existence of the foregoing factors shall not be sufficient to conclusively or presumptively prove the existence of a Force Majeure absent a showing of other facts and circumstances which in the aggregate with such factors establish that a Force Majeure as defined in the first sentence hereof has occurred.

        "Homer City Financing Documents" means (i) the Participation Agreement (PA1), dated as of December 7, 2001, between Homer City, Homer City OL1 LLC, Wells Fargo National Bank Northwest, National Association, General Electric Capital Corporation, Homer City Funding LLC, The Bank of New York (as Security Agent) and The Bank of New York (as Bondholder Trustee); (ii) the Participation Agreement (PA2), dated as of December 7, 2001, between Homer City, Homer City OL2 LLC, Wells Fargo National Bank Northwest, National Association, General Electric Capital Corporation, Homer City Funding LLC, The Bank of New York (as Security Agent) and The Bank of New York (as Bondholder Trustee); (iii) the Participation Agreement (PA3), dated as of December 7, 2001, between Homer City, Homer City OL3 LLC, Wells Fargo National Bank Northwest, National Association, General Electric Capital Corporation, Homer City Funding LLC, The Bank of New York (as Security Agent) and The Bank of New York (as Bondholder Trustee); (iv) the Participation Agreement (PA4), dated as of December 7, 2001, between Homer City, Homer City OL4 LLC, Wells Fargo National Bank Northwest, National Association, General Electric Capital Corporation, Homer

City Funding LLC, The Bank of New York (as Security Agent) and The Bank of New York (as Bondholder Trustee); (v) the Participation Agreement (PA5), dated as of December 7, 2001, between Homer City, Homer City OL5 LLC, Wells Fargo National Bank Northwest, National Association, General Electric Capital Corporation, Homer City Funding LLC, The Bank of New York (as Security Agent) and The Bank of New York (as Bondholder Trustee); (vi) the Participation Agreement (PA6), dated as of December 7, 2001, between Homer City, Homer City OL6 LLC, Wells Fargo National Bank Northwest, National Association, General Electric Capital Corporation, Homer City Funding LLC, The Bank of New York (as Security Agent) and The Bank of New York (as Bondholder Trustee); (vii) the Participation Agreement (PA7), dated as of December 7, 2001, between Homer City, Homer City OL7 LLC, Wells Fargo National Bank Northwest, National Association, General Electric Capital Corporation, Homer City Funding LLC, The Bank of New York (as Security Agent) and The Bank of New York (as Bondholder Trustee); (viii) the Participation Agreement (PA8), dated as of December 7, 2001, between Homer City, Homer City OL8 LLC, Wells Fargo National Bank Northwest, National Association, General Electric Capital Corporation, Homer City Funding LLC, The Bank of New York (as Security Agent) and The Bank of New York (as Bondholder Trustee); and (ix) the Letter Agreement dated as of December 7, 2001, between EMMT and The Bank of New York (as Security Agent).

        "Indemnified Person" shall have the meaning set forth in Section 5.

        "Insolvency Proceedings" shall have the meaning set forth in Section 2.3(b).

        "Interest Rate" means, for any date, the lesser of (i) two percent over the per annum rate of interest equal to the prime lending rate as may from time to time be published in the Wall Street Journal under "Money Rates" and (ii) the maximum lawful interest rate permitted by applicable law.

        "Lease Event of Default" shall have the meaning set forth in the Participation Agreements.

        "Lease Financing Party" shall mean each Owner Lessor and each Owner Participant.

        "Merchantable Energy" means electric energy of the character commonly known as three-phase, sixty-hertz electric energy that is delivered at the nominal voltage of the delivery point.

        "Operative Documents" shall have the meaning set forth in the Participation Agreements.

        "Owner Lessor" shall have the meaning set forth in the Participation Agreements.

        "Owner Lessor's Percentage" shall have the meaning set forth in the Participation Agreements.

        "Owner Participant" shall have the meaning set forth in the Participation Agreements.

        "Participation Agreement" shall mean each of the Participation Agreements described in the definition of Homer City Financing Documents in this Agreement, and "Participation Agreements" shall mean all of such Participation Agreements.

        "Power Purchase and Sale Agreement" shall have the meaning set forth in the Sixth Recital of this Agreement.

        "Product(s)" shall have the meaning set forth in the Third Recital to this Agreement.

        "Renewal Rent" shall have the meaning set forth in the Participation Agreements.

        "Rent" shall have the meaning set forth in the Participation Agreements.

        "Revenue Account" shall have the meaning set forth in the Participation Agreements.

        "Risk Management Guidelines" shall have the meaning set forth in Section 1.2.

        "Seller" shall have the meaning set forth in Section 2.1.

        "Senior Debt" shall have the meaning set forth in Section 2.3(d).

        "Subordinated Debt" shall have the meaning set forth in Section 2.3(d).

        "Supplemental Lease Rent" shall have the meaning set forth in the Participation Agreements.

        "Termination Value" shall have the meaning set forth in the Participation Agreements.

        "Transaction" shall have the meaning set forth in the Third Recital to this Agreement.

        "Transaction Notice" shall have the meaning set forth in Section 1.2(a).

        "Transaction Price" shall have the meaning set forth in Section 1.2(a).

        "Transaction Quantity" shall have the meaning set forth in Section 1.2(a).

ARTICLE VII
MISCELLANEOUS

        7.1    Notices.    All notices, requests, statements, payments, and other communications required or permitted by the terms hereof to be given to any person shall be made as specified in Annex I. Notices required to be in writing shall be delivered by letter, facsimile, or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close of business in which case it shall be deemed received at the close of the next Business Day). Notice by overnight mail or courier shall be deemed to have been received two (2) Business Days after it was sent. A Party may change its addresses by providing written notice of same in accordance herewith.

        7.2.    Successors and Assigns.    Except for the collateral assignment of this Agreement to the Collateral Agent on or before the date hereof, neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. This Agreement shall be binding upon and inure to the benefit of Homer City, EMMT and their permitted successors and assigns.

        7.3.    Binding Arbitration.    The Parties shall attempt to resolve any dispute, controversy, difference, or claim arising between them concerning the interpretation, performance, or enforcement of this Agreement (a "Dispute") through direct discussion. If, in the sole opinion and discretion of either Party, such discussion is unsuccessful, such Party shall submit the Dispute to binding arbitration, and the binding arbitration shall be held in New York, New York. Unless otherwise agreed by the Parties, the Dispute shall be submitted to the American Arbitration Association ("AAA") for binding arbitration pursuant to the commercial arbitration rules of the AAA.

        7.4.    Governing Law.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        7.5.    Amendments.    The Parties may from time to time enter into written amendments, supplements or modifications hereto.

        7.6.    Counterparts.    This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        7.7.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        7.8.    Headings and Table of Contents.    The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        7.9.    Forward Contract.    The Parties acknowledge and agree that all Transactions constitute "forward contracts" and that the Parties are "forward contract merchants," as those terms are used in the United States Bankruptcy Code, and that all Transactions hereunder, together with this Agreement, form a single, integrated agreement.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EME HOMER CITY GENERATION L.P., a Pennsylvania limited partnership

By: MISSION ENERGY WESTSIDE, INC., as General Partner

By:	/s/ JOHN FINNERAN Name: John Finneran Title: Vice President

EDISON MISSION MARKETING & TRADING, INC.,
a California corporation

By:	/s/ PAUL JACOB Name: Paul Jacob Title: President

ANNEX I

NOTICES

HOMER CITY:

NOTICES & CORRESPONDENCE

EME Homer City Generation L.P.
c/o Midwest Generation LLC
One Financial Place
440 South LaSalle Street Suite 3500
Chicago, IL 60605
Attn: Georgia R. Nelson
Facsimile No.: (312) 581-6111
E-mail:

BILLING STATEMENTS

EME Homer City Generation, L.P.
c/o Midwest Generation LLC
18101 Von Karman Ave., Suite 1700
Irvine, CA 92612-1046
Attn: Ken Ziegler
Facsimile No.: (949) 757-4743
E-mail:

PAYMENTS

Bank:	The Bank of New York New York
ABA:	021000018
GLA#:	111-565
Account #:	655437
Account:	EME Homer City Gen, LP Revenue Fund
Contact:	Mr. Chris Grell

EMMT:

NOTICES & CORRESPONDENCE

Edison Mission Marketing & Trading, Inc.
160 Federal Street
Boston, MA 02110-1776
(617) 912-6003 (Facsimile)
Attention: General Counsel
E-mail:

BILLING STATEMENTS:

Edison Mission Marketing & Trading, Inc.
160 Federal Street
Boston, MA 02110-1776
(617) 912-5702 (Facsimile)
Attention: Trade Accounting
E-mail:

PAYMENTS:

Bank: Fleet Bank
ABA Routing #011-500-010
Acct No.: 056-225-6897
Account of: Edison Mission Marketing & Trading, Inc. Operating Account

SCHEDULE A TO MASTER PURCHASE, SALE AND SERVICES AGREEMENT
(ENERGY PURCHASE AND SALE SCHEDULE)

        This SCHEDULE A TO MASTER PURCHASE, SALE, AND SERVICES AGREEMENT (ENERGY PURCHASE AND SALE) ("Energy Schedule") is entered into as of this 31st day of October, 2002 between EME HOMER CITY GENERATION, L.P. ("Homer City"), a Pennsylvania limited partnership, and EDISON MISSION MARKETING & TRADING, INC. ("EMMT"), a California corporation. Each of Homer City and EMMT may be referred to herein as a "Party" and together shall be referred to as the "Parties".

        WHEREAS, the Parties entered into a Master Purchase, Sale and Services Agreement dated as of October 31, 2002 (the "Agreement"), which provided that Schedules might be added thereto from time to time setting forth the terms and conditions upon which the Parties would buy and sell Products from one another and facilitate each other's entering into Transactions with third parties;

        WHEREAS, the Parties desire to add this Energy Schedule to the Agreement to provide for the purchase and sale of Energy between Homer City to EMMT and for the facilitation of Disclosed Agent Transactions;

        WHEREAS, all capitalized terms used in this Energy Schedule that are defined in the Agreement shall have the respective meanings herein given to such terms in the Agreement;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE 1
SCOPE OF AGREEMENT

        1.1.    Scope of Agreement.

        (a)  Pursuant to and subject to the terms and conditions set forth herein, the Parties agree that EMMT will act as Homer City's agent hereunder with respect to Back to Back and Disclosed Agent Transactions. The terms and conditions of the Agreement shall apply to Transactions entered into pursuant to this Energy Schedule, provided that, in case of any conflict between the Agreement and this Energy Schedule, this Energy Schedule shall govern.

        (b)  EMMT may also enter into financial hedge transactions related to the Energy output of the Facility from time to time.

        (c)  All Transactions described in subsections (a) through (b) above (collectively, "Energy Transactions") shall be entered into by EMMT and Homer City according to the Risk Management Guidelines. EMMT shall be required to use commercially reasonable care in developing and executing Energy Transactions so as to comply with the Risk Management Guidelines.

        (d)  The terms and conditions of the Agreement shall apply to Energy Transactions entered into pursuant to this Energy Schedule, provided that, in case of any conflict between the Agreement and this Energy Schedule, this Energy Schedule shall govern (provided that Section 2.3 of the Agreement shall apply to this Schedule).

        1.2.    Transaction Procedures and Information.

        (a)  Homer City shall promptly deliver all material information related to the condition and output of the Facility or as otherwise reasonably requested by EMMT from time to time, and shall promptly deliver to EMMT copies of any and all notices or communications sent to and actually received by Homer City from any security coordinator, reliability region, independent system operator, regional transmission organizations, governmental authorities (collectively, "Reliability Organizations"), and other third party notices or communications actually received by Homer City. Homer City shall also

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designate EMMT to Reliability Organizations as having any and all authority necessary to effectuate the Transactions provided for in this Energy Schedule.

        (b)  The transaction price ("Transaction Price"), quantity ("Transaction Quantity") and delivery point ("Delivery Point") of Energy purchased or sold by EMMT and Homer City under this Agreement, and the terms and conditions of any financial transaction entered into under this Agreement, shall be established in a Back-to-Back Transaction between EMMT and an unrelated third party (except for Disclosed Agent Transactions). Each Energy Transaction hereunder shall be designated by EMMT as a "hedge transaction" in EMMT's Energy Trading System or other applicable software at or before the execution of its corresponding Back-to-Back Transaction (except for Disclosed Agent Transactions, which shall be designated at the time of such Transaction), and shall be subsequently evidenced by a written notice (a "Transaction Notice") from EMMT that includes reasonable detail of such Transaction, including the Transaction Price, Transaction Quantity, and Delivery Point. Such notice may be provided (i) in a monthly accounting journal entry; or (ii) in such other form as agreed by the Parties in writing.

        1.3.    Term.    This Energy Schedule shall commence on the date hereof (the "Schedule Effective Date") and shall remain in effect until terminated by either Party upon thirty (30) days prior written notice, or as the Parties mutually agree in writing; provided, however, that this Energy Schedule shall remain in effect with respect to any Transaction(s) entered into prior to the effective date of the termination until both Parties have fulfilled their obligations with respect to such Transaction(s).

ARTICLE II
OBLIGATIONS OF THE PARTIES; TITLE

        2.1.    Delivery Point.    The Delivery Point shall be the bus bar at the Facility generating the Energy for delivery unless the Parties agree otherwise. With respect to each Transaction (except for Disclosed Agent Transactions), the selling Party ("Seller") shall sell and deliver, or cause to be delivered, and the buying Party ("Buyer") shall purchase and receive, or cause to be received, the Transaction Quantity at the Delivery Point.

        2.2.    Dispatch Procedures.    The Parties shall develop procedures for coordinating the dispatch of Energy at the Delivery Points pursuant to this Energy Schedule.

        2.3    Force Majeure.    If Seller or Buyer is rendered unable by an event of Force Majeure to carry out, in whole or in part, its obligations under a Transaction and Seller or Buyer, as the case may be, gives notice and full details of such event of Force Majeure to Buyer as soon as practicable after the occurrence of the event, then during the pendency of such event of Force Majeure but for no longer period, the obligations of Seller or Buyer as the case may be (other than the obligations to make payments then due or becoming due with respect to performance prior to the event) shall be suspended to the extent required. The Party claiming Force Majeure shall use commercially reasonable efforts to remedy the event of Force Majeure with all reasonable dispatch.

        2.4    Failure to Deliver.

        (a)  In Disclosed Agent Transactions, Homer City shall reimburse EMMT for any charges, penalties or damages EMMT incurs as a result of Homer City's failure to deliver or receive the Transaction Quantity to such third parties.

        (b)  In Transactions other than Disclosed Agent Transactions, unless excused by Force Majeure or Buyer's failure to take delivery of Energy, if Seller fails to deliver all or part of the Transaction Quantity, Seller shall pay Buyer for each part of the Transaction Quantity not delivered an amount equal to (i) in the event Homer City is Seller and EMMT is Buyer, the sum of (x) two cents ($0.02) for each megawatt hour of Energy the Seller has failed to deliver and (y) the price at which Buyer, acting in a commercially reasonable manner, purchases substitute Energy not delivered by Seller (plus any additional transmission charges, if any, incurred by Buyer to the Delivery Point) (it being understood

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that this formulation is based on EMMT passing through to Homer City proceeds received by EMMT from third parties in Back-to-Back Transactions, less these damages); or (ii) in the event EMMT is Seller and Homer City is Buyer, the positive difference, if any, of (x) the cost incurred by Buyer (including any transmission charges incurred by Buyer to the Delivery Point) to actually obtain Energy to replace Energy not delivered by Seller, and using reasonable efforts to obtain such Energy at commercially reasonable prices, minus (y) the amount Buyer would have paid Seller for such Energy which is replaced by Buyer had such Energy been delivered by Seller.

        (c)  Payments pursuant to this Section 2.4 shall be due and payable by Seller according to the payment terms in Section 3.1 of the Agreement.

ARTICLE III
PRICING AND PAYMENT

        3.1    Price and Reimbursement.

        (a)  For sales by Homer City to EMMT, EMMT shall pay Homer City the Transaction Price for the Transaction Quantity less the Reimbursements (as defined herein). For sales by EMMT to Homer City, Homer City shall pay EMMT the Transaction Price for the Transaction Quantity plus the Reimbursements.

        (b)  With respect to any Transaction Quantity, the term "Reimbursements" shall mean (i) $0.02/MWh ($0.02/MW-day for Capacity) for each megawatt hour (or MW-day in the case of Capacity) of the Transaction Quantity; (ii) FERC fees accrued on such Transaction Quantity; (iii) broker fees incurred with regard to such Transaction Quantity; (iv) any power pool, independent system operator, regional transmission operator, or security coordinator charges incurred as a result of the relevant Transaction; (v) transmission charges incurred with regard to such Transaction Quantity; and (vi) any other out-of-pocket expenses incurred by EMMT in effectuating the relevant Transaction. Option premia paid to third parties and directly related to the Transactions shall be charged to Homer City as Reimbursements. Option premia received from third parties and directly related to the Transactions shall be paid to Homer City or credited against amounts owing from Homer City to EMMT.

        (c)  Homer City shall pay for any generation, dispatch, and/or settlement management software and consultant services costs reasonably allocable to the relevant Transactions, provided that the purchase price and/or cost to Homer City of such software and consultant services shall have been previously approved by an Authorized Representative of Homer City.

        (d)  The unrealized results of all financial Transactions entered into pursuant to this Agreement shall not be included in the monthly settlement between Homer City and EMMT.

ARTICLE IV
DEFINITIONS

        In addition to the defined terms set forth in the Agreement, the following terms shall have the following meanings for purposes of this Energy Schedule:

          "Buyer" shall have the meaning set forth in Section 2.1.

          "Delivery Point" shall have the meaning set forth in Section 1.2.

          "Energy Transactions" shall have the meaning set forth in Section 1.1 (c).

          "Reliability Organizations" shall have the meaning set forth in Section 1.2.

          "Reimbursements" shall have the meaning set forth in Section 3.1.

          "Seller" shall have the meaning set forth in Section 2.1.

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        IN WITNESS WHEREOF, the Parties hereto have caused this Energy Schedule to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EME HOMER CITY GENERATION L.P.,
a Pennsylvania limited partnership

By:  MISSION ENERGY WESTSIDE, INC.,
                as General Partner

By:  /s/  JOHN FINNERAN
Name:  John Finneran
Title:  Vice President

EDISON MISSION MARKETING & TRADING, INC.,
a California corporation

By:  /s/  PAUL JACOB
Name:  Paul Jacob
Title:  President

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SCHEDULE B TO MASTER PURCHASE, SALE AND SERVICES AGREEMENT
(FUEL OIL PURCHASE AND SALE SCHEDULE)

        This SCHEDULE B TO MASTER PURCHASE, SALE, AND SERVICES AGREEMENT (FUEL OIL PURCHASE AND SALE SCHEDULE) ("Fuel Oil Schedule") is entered into this 31st day of October, 2002 between EME HOMER CITY GENERATION L.P. ("Homer City"), a Pennsylvania limited partnership, and EDISON MISSION MARKETING & TRADING, INC. ("EMMT"), a California corporation. Each of Homer City and EMMT may be referred to herein as a "Party" and together shall be referred to as the "Parties".

        WHEREAS, the Parties entered into a Master Purchase, Sale and Services Agreement dated as of October 31, 2002 (the "Agreement"), which provided that Schedules might be added thereto from time to time setting forth the terms and conditions upon which the Parties would buy and sell Products from one another and facilitate each other's entering into Transactions with third parties;

        WHEREAS, the Parties desire to add this Fuel Oil Schedule to the Agreement so that EMMT may hedge the market risk for the supply of Fuel Oil to Homer City's Facilities ("Fuel Oil Transactions");

        WHEREAS, all capitalized terms used in this Fuel Oil Schedule that are defined in the Agreement shall have the respective meanings given to such terms in the Agreement;

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE 1
SCOPE OF AGREEMENT

        1.1.    Scope of Agreement.    The terms and conditions of the Agreement shall apply to Transactions entered into pursuant to this Fuel Oil Schedule, provided that, in case of any conflict between the Agreement and this Fuel Oil Schedule, this Fuel Oil Schedule shall govern (provided that Section 2.3 of the Agreement shall apply to this Schedule).

        1.2.    Transaction Procedures and Information.    Homer City shall notify EMMT from time to time of Homer City's fuel oil requirements and Homer City's fuel oil contracts and commitments as they become known to Homer City. Such notification (each, a "Requirements Notice") shall be effectuated and evidenced (i) by a written notice executed by Homer City, or (ii) in such other form as agreed by the Parties in writing. The information to be provided in a Requirements Notice shall include the type and amount of Fuel Oil required or contracted for, the Delivery Point, the Transaction Price in the case of Fuel Oil contracts and commitments, and the desired delivery date of such Fuel Oil.

        1.3.    Term.    This Fuel Oil Schedule shall commence on the date hereof (the "Schedule Effective Date") and shall remain in effect until terminated by either Party upon thirty (30) days prior written notice, or as the Parties mutually agree in writing; provided, however, that this Fuel Oil Schedule shall remain in effect with respect to any Transaction(s) entered into prior to the effective date of the termination until both Parties have fulfilled their obligations with respect to such Transaction(s).

ARTICLE II
OBLIGATIONS OF THE PARTIES

        2.1    Responsibilities of EMMT.    EMMT hereby covenants and agrees that in the performance of its obligations hereunder it shall use commercially reasonable care in developing and executing Transactions hereunder so as to comply with the Risk Management Guidelines.

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        2.2    Third Party Non-Performance.    If EMMT does not receive payment from the third party buyer or third party seller by two (2) Business Days prior to the payment date in the Agreement, EMMT shall make such payment to Homer City two (2) Business Days after receipt of payment from such third party buyer or seller (as the case may be).

ARTICLE III
PRICING AND PAYMENT

        3.1    Price and Reimbursement.

        (a)  For sales by Homer City to EMMT, EMMT shall pay Homer City the Transaction Price for the Transaction Quantity less the Reimbursements (as defined herein). For sales by EMMT to Homer City, Homer City shall pay EMMT the Transaction Price for the Transaction Quantity plus the Reimbursements.

        (b)  With respect to any Transaction Quantity, the term "Reimbursements" shall mean (i) $0.05 per barrel of the Transaction Quantity (ii) broker fees incurred with regard to such Transaction Quantity; (iii) any local, state or federal governmental or other regulatory charges and/or taxes incurred with respect to such Transaction Quantity; (iv) any other direct out-of-pocket expenses incurred by EMMT in effectuating the relevant Transaction. Option premia paid to third parties and directly related to the Transactions shall be charged to Homer City as Reimbursements. Option premia received from third parties and directly related to the Transactions shall be paid to Homer City or credited against amounts owing from Homer City to EMMT.

        (c)  The unrealized results of all financial Transactions entered into pursuant to this Agreement shall not be included in the monthly settlement between Homer City and EMMT.

ARTICLE IV
DEFINITIONS

        In addition to the defined terms set forth in the Agreement, the following terms shall have the following meanings for purposes of this Fuel Oil Schedule:

        "Buyer" shall have the meaning set forth in Section 2.1. "Fuel Oil" shall mean any types of heating, fuel or crude oil, or derivatives thereof, including, but not limited to, No. 2 Heating Oil and No. 6 Fuel Oil.

        "Reimbursements" shall have the meaning set forth in Section 3.1.

        "Schedule Effective Date" shall have the meaning set forth in Section 1.3.

        "Seller" shall have the meaning set forth in Section 2.1.

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        IN WITNESS WHEREOF, the Parties hereto have caused this Fuel Oil Schedule to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EME HOMER CITY GENERATION L.P.,
a Pennsylvania limited partnership

By: MISSION ENERGY WESTSIDE, INC.,
            as General Partner

By: /s/ John Finneran
Name: John Finneran
Title: Vice President

EDISON MISSION MARKETING & TRADING, INC.,
a California corporation

By: /s/ Paul Jacob
Name: Paul Jacob
Title: President

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SCHEDULE C TO MASTER PURCHASE, SALE AND SERVICES AGREEMENT
(EMISSION ALLOWANCE PURCHASE AND SALE SCHEDULE)

        This SCHEDULE C TO MASTER PURCHASE, SALE AND SERVICES AGREEMENT (EMISSION ALLOWANCE PURCHASE AND SALE SCHEDULE) ("Emission Allowance Schedule") is entered into this 31st day of October, 2002 between EME HOMER CITY GENERATION L.P. ("Homer City"), a Pennsylvania limited partnership, and EDISON MISSION MARKETING & TRADING, INC. ("EMMT"), a California corporation. Each of Homer City and EMMT may be referred to herein as a "Party" and together referred to as the "Parties").

        WHEREAS, the Parties entered into a Master Purchase, Sale and Services Agreement dated as of October 31, 2002 (the "Agreement"), which provided that Schedules might be added thereto from time to time setting forth the terms and conditions upon which the Parties would buy and sell Products from one another and facilitate each other's entering into Transactions with third parties;

        WHEREAS, the Parties desire to add this Emission Allowance Schedule to the Agreement to provide for the purchase and sale of physical and financial Emission Allowances by EMMT on behalf of Homer City;

        WHEREAS, for administrative convenience EMMT may from time to time hold legal title to Emissions Allowances for the benefit of Homer City in the Homer City Hedge Portolio, and the Parties acknowledge that so long as Emissions Allowances are held by EMMT in the Homer City Hedge Portfolio, Homer City retains all economic benefit of such Emissions Allowances until legal title therein is transferred back to Homer City or until legal title and/or beneficial interest therein is transferred pursuant to this Agreement or the Master Emissions Allowance Purchase and Sale Agreement dated as of October 31, 2002 between the Parties; and

        WHEREAS, all capitalized terms used in this Emission Allowance Schedule that are defined in the Agreement shall have the respective meanings given to such terms in the Agreement;

        NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant and agree as follows:

ARTICLE I
SCOPE OF AGREEMENT

        1.1    Scope of Agreement.

        (a)  This Emission Allowance Schedule shall govern the Parties' rights and obligations with respect to the Parties' purchase and sale of the economic benefit of emission allowances, including but not limited to, Allowances for nitrogen oxide ("NOx") and sulfur dioxide ("SO2"), (collectively, the "Emission Allowances"). The terms and conditions of the Agreement shall apply to Transactions entered into pursuant to this Emission Allowance Schedule, provided that, in case of any conflict between the Agreement and this Emission Allowance Schedule, this Emission Allowance Schedule shall govern.

        (b)  EMMT may also enter into financial hedge transactions related to the emissions from the Facilities from time to time.

        (c)  All Transactions described in subsections (a) and (b) above (collectively, "Emission Allowance Transactions") shall be entered into by EMMT and Homer City according to the Risk Management Guidelines. EMMT shall be required to use commercially reasonable care in developing and executing Emission Allowance Transactions so as to comply with the Risk Management Guidelines.

        (d)  The terms and conditions of the Agreement shall apply to Emission Allowance Transactions entered into pursuant to this Emission Allowance Schedule, provided that, in case of any conflict

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between the Agreement and this Emission Allowance Schedule, this Emission Allowance Schedule shall govern (provided that Section 2.3 of the Agreement shall apply to this Schedule).

        (e)  The Parties acknowledge that Homer City may at any time demand that legal title to Emissions Allowances held by EMMT in the Homer City Hedge Portfolio be transferred to Homer City, except to the extent such Emissions Allowances have been committed pursuant to a Transaction.

        1.2    Transaction Procedures and Information.

        (a)  Homer City shall promptly deliver to EMMT all material information related to its Emission Allowances and Emission Allowance requirements. Homer City shall further notify EMMT of any regulatory or third party actions that could reasonably affect such Emission Allowances or Emission Allowance requirements.

        (b)  The transaction price ("Transaction Price"), quantity ("Transaction Quantity"), the date on which the Allowance Transfer Form with respect to the Emission Allowance must be submitted to the EPA ("Delivery Date"), type of Emission Allowance, Vintage Year, of Emission Allowances purchased or sold by EMMT and Homer City under this Agreement, and the terms and conditions of any financial transaction entered into under this Agreement, shall be established in a Back-to-Back Transaction between EMMT and an unrelated third party (except for Disclosed Agent Transactions). Each Emission Allowance Transaction hereunder shall be designated by EMMT as a "hedge transaction" in EMMT's Energy Trading System or other applicable software at or before the execution of its corresponding Back-to-Back Transaction (except for Disclosed Agent Transactions, which shall be designated at the time of such Transaction), and shall be subsequently evidenced by a written notice (a "Transaction Notice") from EMMT that includes reasonable detail of such Transaction, including the Transaction Price, Transaction Quantity, and Delivery Date. Such notice may be provided (i) in a monthly accounting journal entry; or (ii) in such other form as agreed by the Parties in writing.

        (c)  Transactions under this Schedule C are deemed effective upon the execution of the corresponding Back-to-Back Transaction or Disclosed Agent Transaction.

        (d)  The Parties acknowledge that Homer City may from time to time notify the EPA that it has transferred Emission Allowances to EMMT, and that these notices constitute a transfer of legal title of the Emission Allowances from Homer City to EMMT, but such Emission Allowances shall be held by EMMT for Homer City's benefit in the Homer City Hedge Portfolio pending their further disposition, and Homer City retains the economic benefit to such Emission Allowances until such further disposition.

ARTICLE II
OBLIGATIONS OF THE PARTIES

        2.1    Transfer Procedures.    The Parties shall develop procedures for coordinating the transfer of Emission Allowances pursuant to this Emission Allowance Schedule.

        2.2    Failure to Deliver.

        (a)  In Disclosed Agent Transactions, Homer City shall reimburse EMMT for any charges, penalties or damages EMMT incurs as a result of Homer City's failure to deliver the Transaction Quantity to, or receive the Transaction Quantity from, such third parties.

        (b)  In Transactions other than Disclosed Agent Transactions, in which Emission Allowances shall be transferred through the Homer City Hedge Portfolio, it is anticipated that the Homer City Hedge Portfolio will be either the Buyer or the Seller. If the Homer City Hedge Portfolio is the Seller, since EMMT controls the Homer City Hedge Portfolio, no damages will be owing from Homer City to EMMT for any failure of Seller to deliver the Transaction Quantity. If the Homer City Hedge Portfolio is the Buyer, if Seller fails to deliver all or part of the Transaction Quantity, Seller shall pay Buyer for each part of the Transaction Quantity not delivered an amount equal to the positive difference, if any,

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between (x) the price at which Buyer, acting in a commercially reasonable manner, actually purchases substitute Emission Allowances not delivered by Seller multiplied by the amount of such substitute Emission Allowances, minus (y) the amount Buyer would have paid Seller for such Emission Allowances which are replaced by Buyer had such Emission Allowances been delivered by Seller.

        (c)  Payments pursuant to Section 2.2 shall be due and payable by Seller according to the payment terms in Section 3.1 of the Agreement.

ARTICLE III
PRICING AND PAYMENT

        3.1    Price and Reimbursement.

        (a)  For sales by the Homer City Hedge Portfolio to EMMT (pursuant to Back to Back Transactions), EMMT shall pay Homer City the Transaction Price for the Transaction Quantity less the Reimbursements (as defined herein). For sales by EMMT (pursuant to Back to Back Transactions) to the Homer City Hedge Portfolio, Homer City shall pay EMMT the Transaction Price for the Transaction Quantity plus the Reimbursements. In the case of Disclosed Agent Transactions, Homer City shall pay EMMT an agency fee equal to the Reimbursements for such Transaction Quantity.

        (b)  With respect to any Transaction Quantity, the term "Reimbursements" shall mean (i) $0.25 for each SO2 Emission Allowance in the Transaction Quantity (provided that such charge shall be payable only in connection with the execution of a Back-to-Back Transaction; for the sake of clarity, if the Transaction Price is $0, such charge shall not be payable); (ii) $25.00 for each NOx Emission Allowance in the Transaction Quantity (provided that such charge shall be payable only in connection with the execution of a Back-to-Back Transaction; for the sake of clarity, if the Transaction Price is $0, such charge shall not be payable); (iii) broker fees incurred with regard to such Transaction Quantity; (iv) any governmental or regulatory charges incurred with respect to such Transaction Quantity; and (v) any other out-of-pocket expenses incurred by EMMT in effectuating the relevant Transaction. Option premia paid to third parties and directly related to the Transactions shall be charged to Homer City as Reimbursements. Option premia received from third parties and directly related to the Transactions shall be paid to Homer City or credited against amounts owing from Homer City to EMMT.

        (c)  Homer City shall pay for any software and consultant services costs reasonably allocable to the relevant Transactions, provided that the purchase price and/or cost to Homer City of such software and consultant services shall have been previously approved by an Authorized Representative of Homer City.

        (d)  The unrealized results of all financial transactions entered into pursuant to this Agreement shall not be included in the monthly settlement between Homer City and EMMT.

ARTICLE IV
DEFINITIONS

        "Allowance" shall mean the authorization from any state that is a signatory to or subject to the Ozone Transport Commission Memorandum of Understanding dated September 27, 1994 to emit one ton of nitrogen oxide ("NOx") (May through September) or the authorization by the Administrator of the Environmental Protection Agency or any successor agency with similar jurisdiction ("EPA") to emit one ton of sulfur dioxide ("SO2") under Title IV of The Clean Air Act Amendments of 1990, as the same may be amended) or supplemented, or any successor statutes which are the basis for The Federal Air Pollution Control Program for Sulfur Dioxide Emissions, in the Vintage Year of issue or in subsequent control periods (subject to restrictions on banked allowances).

        "Delivery Date" shall have the meaning set forth in Section 1.2.

        "Emission Allowances" shall have the meaning set forth in Section 1.1.

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        "EPA" shall mean the United States Environmental Protection Agency or its successor.

        "Homer City Hedge Portfolio" shall mean the portfolio of Emissions Allowances held by EMMT for the benefit of Homer City, designated as of the date hereof as "EMMT_Homer_Hedge" in the Nucleus emissions software system.

        "NOx" shall have the meaning set forth in Section 1.1.

        "Reimbursements" shall have the meaning set forth in Section 3.1(b).

        "SO2" shall have the meaning set forth in Section 1.1.

        "Vintage Year" means the first period during which the Emissions Allowances may be utilized, as further described in the Ozone Transport Commission Memorandum of Understanding dated September 27, 1994 (pertaining to NOx) and Title IV of the Clean Air Act Amendments of 1990 (as the same may be amended or supplemented) or any successor statutes which are the basis for the Federal Air Pollution Control Program for Sulfur Dioxide Emissions (pertaining to SO2).

ARTICLE V
ADDITIONAL EVENTS OF DEFAULT

        5.1    Events of Default.    In addition to the Events of Default stated in the Agreement, it shall be an Event of Default by EMMT if:

          (a)  EMMT (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes a corporate or other action for the purpose of any of the foregoing; or

          (b)  A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the party subject thereof, a custodian, receiver, trustee or other officer with similar powers with respect to EMMT or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law or any jurisdiction, or ordering the dissolution, winding-up or liquidation of EMMT, or any such petition shall be filed against EMMT and such petition shall not be dismissed within 60 days.

        5.2    Remedies.    If an Event of Default as described in Section 5.1 of this Schedule C shall have occurred and be continuing, this Schedule C shall immediately terminate, and all rights of EMMT and obligations of Homer City under this Schedule C shall cease. EMMT shall pay upon demand all costs, expenses, losses, expenditures and damages (including, without limitation, reasonable attorneys' fees) incurred by or on behalf of Homer City in connection with such an Event of Default, together with interest thereon at the Interest Rate from the date of the Event of Default; furthermore, Homer City shall retain all rights and remedies available at law, equity or otherwise. In addition, EMMT hereby grants to Homer City a first priority security interest in EMMT's legal title to the Emissions Allowances and any other assets held by EMMT in the Homer City Hedge Portfolio, including all Emissions Allowances and other assets residing therein from time to time (but not to Emissions Allowances and other assets transferred from the Homer City Hedge Portfolio either to the EMMT Proprietary Portfolio (as defined in, and pursuant to, the Master Emissions Allowances Purchase and Sale Agreement dated as of October 31, 2002) or to a third party pursuant to this Schedule C, and EMMT agrees to execute reasonably acceptable documentation supporting this security interest. If an Event of Default by EMMT shall have occurred and be continuing, Homer City shall have the right but not the obligation to foreclose on the security interest granted by EMMT in EMMT's legal title to the Emissions Allowances and any other assets held by EMMT in the Homer City Hedge Portfolio.

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        IN WITNESS WHEREOF, the Parties hereto have caused this Emission Allowance Schedule to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EME HOMER CITY GENERATION L.P.,
a Pennsylvania limited partnership

By: MISSION ENERGY WESTSIDE, INC.
            as General Partner

By: /s/ John Finneran
Name: John Finneran
Title: Vice President

EDISON MISSION MARKETING & TRADING, INC.,
a California corporation, on behalf of itself, and as holder of legal title to the Homer City Hedge Portfolio

By: /s/ Paul Jacob
Name: Paul Jacob
Title: President

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QuickLinks

  Exhibit 10.33
MASTER PURCHASE, SALE AND SERVICES AGREEMENT
ARTICLE I SCOPE OF AGREEMENT
ARTICLE II OBLIGATIONS OF THE PARTIES; TITLE
ARTICLE III PRICING AND PAYMENT
ARTICLE IV EVENTS OF DEFAULT
ARTICLE V INDEMNITY
ARTICLE VI DEFINITIONS
ARTICLE VII MISCELLANEOUS
ANNEX I
SCHEDULE A TO MASTER PURCHASE, SALE AND SERVICES AGREEMENT (ENERGY PURCHASE AND SALE SCHEDULE)
ARTICLE 1 SCOPE OF AGREEMENT
ARTICLE II OBLIGATIONS OF THE PARTIES; TITLE
ARTICLE III PRICING AND PAYMENT
ARTICLE IV DEFINITIONS
SCHEDULE B TO MASTER PURCHASE, SALE AND SERVICES AGREEMENT (FUEL OIL PURCHASE AND SALE SCHEDULE)
ARTICLE 1 SCOPE OF AGREEMENT
ARTICLE II OBLIGATIONS OF THE PARTIES
ARTICLE III PRICING AND PAYMENT
ARTICLE IV DEFINITIONS
SCHEDULE C TO MASTER PURCHASE, SALE AND SERVICES AGREEMENT (EMISSION ALLOWANCE PURCHASE AND SALE SCHEDULE)
ARTICLE I SCOPE OF AGREEMENT
ARTICLE II OBLIGATIONS OF THE PARTIES
ARTICLE III PRICING AND PAYMENT
ARTICLE IV DEFINITIONS
ARTICLE V ADDITIONAL EVENTS OF DEFAULT